Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 10, 2020 with respect to the consolidated financial statements and internal control over financial reporting of Winmark Corporation included in the Annual Report on Form 10-K for the year ended December 28, 2019 which are incorporated by reference in this Registration Statement.  We hereby consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

July 22, 2020